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                                                                   EXHIBIT 5 (b)

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKYLN, NY  11202

                                          Employer Identification Number
Date:  June 21, 1995                            04-2008039
                                          File Folder Number:
BAYBANKS, INC.                                  043000734
C/O C. STEPHEN PARKER, JR.                Person to Contact:
C/O MINTZ LEVIN COHN FERRIS ET AL               PAULA ENG
ONE FINANCIAL CENTER                      Contact Telephone Number:
BOSTON, MA 02110                                (718) 488-2422
                                          Plan Name:
                                            BAYBANKS SAVINGS, PROFIT SHARING
                                            AND STOCK OWNERSHIP PLAN
                                          Plan Number: 003

Dear Applicant:

        We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

        Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

        The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination is subject to your adoption of the proposed amendments submitted in your letter dated May 18, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

        Your plan does not consider total compensation for purposes of figuring benefits. In operation, the provision may discriminate in favor of employees who are highly compensated. If this occurs, your plan will not remain qualified.

        This determination letter is applicable for the amendment(s) adopted on December 18, 1989.

        This plan satisfies the requirements of Code section 4975(e)(7).

        This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

        This letter is issued under Rev. Proc. 93-39 and considers the amendments

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                                     -2-

BAYBANKS, INC.

required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

        This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage-group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

        This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

        This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

        This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

        The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

        We have sent a copy of this letter to your representative as indicated in the power of attorney.

        If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                          Sincerely yours,

                                          /s/ Herbert J. Huff

                                          Herbert J. Huff
                                          District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
 for Employee Benefit Plans
Addendum


This determination letter includes the Twelfth to the Twenty-Fourth amendment.